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                                                                    EXHIBIT 10.2

                            FIRST AMENDMENT TO LEASE

      THIS FIRST AMENDMENT TO LEASE ("Amendment") is made and entered into as of the 15th day of June, 2000, by and between COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company (the "Landlord"), and DIGITAS LLC, a Massachusetts corporation (the "Tenant").

                                   WITNESSETH:

      WHEREAS, Landlord and Tenant entered into that certain lease dated as of March 3, 2000 (the "Lease"), demising a portion of the Office Section described in Exhibit A of the Lease (the "Premises") on the Fifth Floor of Four Copley Place, located in Boston, Massachusetts (the "Building");

      WHEREAS, the Tenant has requested that it have certain rights to parking and the Landlord has agreed to provide parking rights to the Tenant; and

      WHEREAS, the parties desire to amend the Lease to set forth the terms on which Tenant shall be provided with the right to park automobiles in the garage associated with the Office Section.

      NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Landlord and Tenant hereby agree as follows:

      1. A new Paragraph 40 shall be added to the Lease and shall read in its entirety as follows:

      40.   PARKING.

            Tenant shall have the right during the Term to use up to six (6) non-reserved parking spaces in the garage located within and serving the Property, subject to payment by Tenant for such use at the prevailing rate


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      therefor charged by the operator of the garage from time to time. In the event of non-payment of parking charges due hereunder by the Tenant, Landlord shall have the right to terminate Tenant's rights with respect to parking without any obligation to reinstate such right to parking in the event Tenant attempts to resume payment for parking.

      2. Any term contained in this Amendment having an initial capital letter and not otherwise defined herein shall have the meaning assigned to it in the Lease (including Exhibits thereto).

      3. Landlord and Tenant hereby acknowledge to each other that the Lease, as amended hereby, is and remains in full force and effect.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be executed as of the date first above written.

                                    LANDLORD:

                                    COPLEY PLACE ASSOCIATES, LLC,
                                    a Delaware limited liability company

                                    By:  Overseas Management, Inc.,
                                         a Delaware corporation,
                                         Managing Agent


                                         By: /s/ Paul C. Grant
                                             --------------------------
                                             Paul C. Grant
                                             Its: V.P. & GM
                                                  ---------------------

                                    TENANT:

                                    DIGITAS LLC


                                    By: /s/ [ILLEGIBLE]
                                        -------------------------
                                        Its Manager
                                        Hereunto duly authorized


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